Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-259971 on Form S-3, and No. 333-251192, No. 333-251193, No. 333-218869, and No. 333-193014 on Form S-8 of BGSF, Inc., of our reports dated March 15, 2023, relating to the consolidated financial statements, and the effectiveness of BGSF, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of BGSF, Inc. for the fiscal year ended January 1, 2023.

/s/ Whitley Penn LLP

Dallas, Texas
March 15, 2023